Exhibit 5.1
HUNTON & WILLIAMS LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100

FILE NO: 34085.005006

June 22, 2016

Duke Energy Florida, LLC

Duke Energy Florida Project Finance, LLC

299 First Avenue North

St. Petersburg, Florida 33701

Re:              Duke Energy Florida, LLC

Registration Statement on Form SF-1

Ladies and Gentlemen:

We have acted as special counsel to Duke Energy Florida, LLC (“DEF”) and Duke Energy Florida Project Finance, LLC, a Delaware limited liability company (the “Company”), in connection with the preparation of the Registration Statement filed on Form SF-1 (Registration Nos. 333-209196 and 333-209196-01) filed on January 29, 2016 and as amended by Amendment No. 1 filed on February 9, 2016, Amendment No. 2 filed on March 31, 2016, Amendment No. 3 filed on May 3, 2016, Amendment No. 4 filed on May 26, 2016 and Amendment No. 5 filed on June 2, 2016 (collectively, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus therein (the “Prospectus”), relating to the registration of up to $1,314,000,000 of Series A Senior Secured Bonds (the “Bonds”) of the Company.  The Bonds will be issued in an aggregate principal amount of $1,294,290,000 under an Indenture (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by a Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee, the form of each of which has been filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Bonds. In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the form of Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and

June 22, 2016

have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  In delivering the opinions expressed below, we have relied without independent verification, as to factual matters, on certifications and other written or oral statements of governmental and other public officials and of officers and representatives of the Company, DEF, the underwriters of the Bonds and the Indenture Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware;

2. The Company has limited liability company power and authority to execute and deliver the Indenture, to authorize and issue the Bonds and to perform its obligations under the Indenture and the Bonds; and

3. The Bonds are validly issued and binding obligations of the Company.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion herein as to the law of any jurisdiction other than the law of the State of New York and the Limited Liability Company Act of the State of Delaware.

We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement and (ii) the posting of a copy of this opinion letter to an internet website required under Rule 17g-5 under the Securities Exchange Act of 1934 and maintained by DEF for the purpose of complying with such rule. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter.  This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or

June 22, 2016

circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton & Williams LLP

13936/08408